UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

EVE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39704	85-2549808
(Commission File Number)	(IRS Employer Identification No.)

1400 General Aviation Drive, Melbourne, Florida	32935
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321)751-5050

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	EVEX	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock	EVEXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2025, Eve Holding, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Subscribers”), including BNDES Participações S.A. – BNDESPAR (“BNDESPAR”), Embraer Aircraft Holding, Inc. (“EAH”) and other institutional investors, for the issuance and sale of an aggregate of 47,422,680 newly issued shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.85 per share, including the subscription by BNDESPAR of Brazilian Depositary Receipts (the “BDRs”), each of which represents one share of Common Stock, at a purchase price of R$26.21 per BDR (which reflects an equivalent value of the price per share based on the PTAX rate on August 12, 2025), in a registered direct offering effected pursuant to the Company’s registration statement on Form S-3 (File No. 333-287863) filed under the Securities Act of 1933, as amended (the “Registered Direct Offering”). Closing is expected to occur on August 15, 2025 (the “Closing”), subject to the satisfaction or waiver of the conditions set forth in the Subscription Agreements, except for the issuance of Common Stock to EAH which will take place at least 20 business days following the delivery to Company’s stockholders of an information statement complying with Regulation 14C under the Securities Exchange Act of 1934, as amended. The Subscription Agreements contain customary representations and warranties and covenants that the parties made to each other in the context of the Registered Direct Offering.

The Company estimates that the net proceeds from the Registered Direct Offering will be approximately $218.5 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company expects to receive approximately $20.0 million in gross proceeds from EAH for 4,123,711 newly issued shares of Common Stock as part of the Registered Direct Offering, the issuance of which was approved by a special committee of independent and disinterested directors of the Company, with the assistance of its independent financial and legal advisors. The Company is required to use the gross proceeds from the subscription of BDRs by BNDES, in the amount of approximately $75.0 million, to pay for services performed in Brazil. The Company expects to use the remaining net proceeds from the Registered Direct Offering for general corporate purposes, including the financing of its operations, possible business acquisitions or strategic investments and repayment of outstanding indebtedness.

The Common Stock was sold pursuant to a prospectus supplement, dated August 13, 2025, and related prospectus, dated June 25, 2025, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), relating to the Company’s registration statement on Form S-3 (File No. 333-287863).

The BDRs, which have been approved for listing on the Sao Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) under the symbol “EVEB31,” will be delivered in Brazil to BNDES only.

The Subscription Agreements entered into with EAH and BNDESPAR provide for certain registration rights. In particular, the Company is required to (i) in the case of EAH, as soon as practicable but no later than 90 days following the issuance of Common Stock to EAH and (ii) in the case of BNDESPAR, as soon as practicable after BNDESPAR notifies the Company that it has reasonably concluded, after receiving the advise of outside counsel, that it is deemed an affiliate of the Company but no later than 30 days after such notification, file with the SEC a registration statement registering the resale of such shares of Common Stock. Additionally, the Company is required to use its commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of: (i) the 90th calendar day (if the SEC notifies the Company that it will “review” such registration statement) following the Closing (in the case of EAH) or following the filing date (in the case of BNDESPAR); and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The Company must use commercially reasonable efforts to keep the registration statement effective until all such securities cease to be outstanding or such investors no longer hold any such securities.

In addition, under the Subscription Agreements entered into with other institutional investors, the Company has agreed, subject to certain specified exceptions, not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or related securities, or (ii) file or amend any registration statement or prospectus, during a period ending 90 days after the execution date of the Subscription Agreements (the “Lock-Up Period”).

In connection with the Registered Direct Offering, the Company’s directors and executive officers and EAH have agreed, subject to specified exceptions, not to sell, transfer or pledge any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (or enter into certain other transaction having similar effect) during the Lock-Up Period.

On August 13, 2025, concurrently with the execution of the Subscription Agreements, the Company also entered into a letter agreement (the “Letter Agreement”) with BNDESPAR and EAH pursuant to which the Company and EAH have agreed to grant to BNDESPAR certain additional rights in connection with its agreement to purchase BDRs. Accordingly, subject to certain exceptions and so long as BNDESPAR beneficially owns Common Stock (including in the form of BDRs) equal to 2% or more of the issued and outstanding shares of Common Stock, it shall have: (i) the right to designate for nomination one Class I director, who shall satisfy the Company’s qualification and compliance standards, from the closing of the Registered Direct Offering and until the end of the three-year term of directors appointed at the annual meeting of stockholders to be held in 2026; (ii) tag-along rights with respect to any sale of shares of Common Stock by EAH representing (x) more than 10% of the then issued and outstanding shares of Common Stock or (y) any number of shares of Common Stock the sale of which would result in EAH ceasing to be the largest beneficial owner of the then issued and outstanding shares of Common Stock; and (iii) the right to purchase, on a pro rata basis, such number of equity securities in any new issuance of equity securities for cash as would be necessary for it to maintain its then-current percentage ownership of shares of Common Stock, on a fully diluted basis, on the same terms and conditions as offered to other investors in such new issuance, provided that EAH remains the largest beneficial owner of the then issued and outstanding shares of Common Stock.

The foregoing description of the Subscription Agreements and the Letter Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements and the Letter Agreement.  The Form of Subscription Agreement entered into with investors is attached as Exhibit 10.1 hereto, the Subscription Agreement entered into with BNDESPAR is attached as Exhibit 10.2 hereto, the Subscription Agreement entered into with EAH is attached as Exhibit 10.3 hereto and the Letter Agreement entered into with BNDESPAR and EAH is attached as Exhibit 10.4 hereto, and all of such agreements are incorporated into this Item 1.01 by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The issuance of Common Stock to EAH in the Registered Direct Offering is subject to the receipt of consent or approval of the Company’s stockholders in accordance with the rules of the New York Stock Exchange.

Effective August 13, 2025, EAH, in its capacity as the majority holder of the Company’s Common Stock, executed and delivered an action by written consent in lieu of a meeting of the stockholders (the “Consent”) approving the issuance of the Common Stock to EAH pursuant to its Subscription Agreement, as described further in Item 1.01 above. The Consent satisfied the stockholder approval requirement with respect to the issuance of the Common Stock to EAH under such Subscription Agreement.  An information statement providing further information about such issuance and the Consent will be filed with the SEC and mailed to stockholders of the Company.

Item 7.01. Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the signing of the Subscription Agreements and the Registered Direct Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Form of Subscription Agreement by and among Eve Holding, Inc. and Subscriber
10.2	Subscription Agreement, dated as of August 13, 2025, by and among Eve Holding, Inc., BNDES Participações S.A. – BNDESPAR and Banco Bradesco S.A.
10.3	Subscription Agreement, dated as of August 13, 2025, by and between Eve Holding, Inc. and Embraer Aircraft Holding, Inc.
10.4	Letter Agreement, dated as of August 13, 2025, by and among Eve Holding, Inc., Embraer Aircraft Holding, Inc. and BNDES Participações S.A. – BNDESPAR
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Press Release issued on August 14, 2025

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words or expressions. All statements, other than statements of historical facts, are forward-looking statements, including, but not limited to, statements about the Company’s plans, objectives, expectations, outlooks, projections, intentions, estimates, and other statements of future events or conditions, including with respect to all companies or entities named in this Current Report on Form 8-K. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s most recent Annual Report on Form 10-K, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of the Company’s most recent Quarterly Report on Form 10-Q, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVE HOLDING, INC.

Date: August 14, 2025	By:	/s/ Eduardo Siffert Couto
		Name:	Eduardo Siffert Couto
		Title:	Chief Financial Officer